PACIFIC STRATUS VENTURES LTD.

Letterhead

October 31, 2000

Control Zone Interactive Ltd. and Thierry Annez de Taboada

c/o 4398 Canterbury Crescent

North Vancouver, B.C.

V7R3N6

Dear Sirs;

Re: Acquisition of the Issued and Outstanding Shares of Control Zone Interactive Ltd. previously Cockpit Collection Ltd. ("Control Zone")

Further to our Lettered Agreement dated September 6, 2000, this letter will serve as an extension of our intent to enter into a formal share exchange agreement between Pacific Stratus, Control Zone and Thierry (the "Agreement") from October 31, 2000 to December 31, 2000.

Yours truly,

PACIFIC STRATUS VENTURES LTD.

Per: /s/ "Harry Chew"

Harry Chew

CONTROL ZONE INTERACTIVE LTD.

Per: /s/ "Thierry Annez de Taboada"

THIERRY ANNEZ DE TABOADA